                                                                EXHIBIT 10.139

                         CONTRACT FOR SALE AND PURCHASE

         THIS CONTRACT FOR SALE AND PURCHASE is made as of this 22nd day of October, 1996 (the "Effective Date", as defined in Section 26), between SOUTHERN LAND INVESTORS, LTD., a Florida limited partnership (hereinafter referred to as the "SELLER") and PAXSON OUTDOOR, INC., Florida corporation (hereinafter referred to as the "PURCHASER").

                                 R E C I T A L S

         A. The SELLER is the fee simple owner of the real property described in Exhibit "A" and attached hereto and incorporated herein by reference for all purposes; said real property being hereinafter referred to as the "Property".

         B. PURCHASER desires to purchase easement rights to three (3) 10 foot by 10 foot parcels of land that are located on the Property and are described in Exhibit "B" attached hereto and incorporated herein by reference to construct and maintain a billboard on each such parcel of property (individually, a "Billboard Site," and collectively, the "Billboard Sites").

         C. The SELLER is willing to grant such easement rights to PURCHASER concerning the Billboard Sites upon the terms and conditions of this Contract.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter made, and in consideration of the deposit hereinafter set forth, and for other good and valuable considerations, the parties hereto agree as follows:

         1. The above Recitals are hereby incorporated herein and made a part hereof by reference.

         2. EASEMENT RIGHTS. On the "Closing Date" (as defined in Section 8), the SELLER agrees to grant certain easement rights to Purchaser in the Billboard Sites and the PURCHASER agrees to purchase such easement rights in the Billboard Sites.

         3. PURCHASE PRICE.

                  3.1 The purchase price (the "Purchase Price") of the easement rights in the Billboard Sites that is payable to the SELLER at Closing, shall be ONE MILLION FIVE HUNDRED THOUSAND and 00/100 ($1,500,000.00) DOLLARS.

                  3.2 The Purchase Price for the easement rights in the Billboard Sites shall be payable to SELLER through a reduction in the principal balance outstanding under that certain promissory note of even date herewith from SELLER in favor of PURCHASER in the principal amount of $4,460,000.00 (the "Note").

                  3.3 In the event SELLER fails to have the Property annexed into the City of Orlando (the "City") by May 31, 1997, or if the zoning of the Property upon annexation does not permit City approval to allow the PURCHASER to construct and maintain one monopole billboard structure as described on Exhibit "C" attached hereto (or other sign structure) on each of the Billboard Sites, the Purchase Price shall be adjusted in accordance with this paragraph. If PURCHASER is able to construct and maintain only one billboard on the Property, the purchase price for such Billboard Site shall be $400,000.00. If PURCHASER is able to construct and maintain two billboards on the Property, the purchase price for each such Billboard Site shall be $450,000.00.

         4. CONDITIONS OF PURCHASE.

                  4.1 PURCHASER'S obligation to purchase the easement rights in the Billboard Sites pursuant to this Contract is contingent upon the annexation of the Property into the City and the initial zoning of the Property to IG, General Industrial District. If the Property is not annexed and rezoned by May 31, 1997, the purchase price shall be adjusted pursuant to paragraph 3.3 of this Contract.

                  4.2 PURCHASER'S obligation to purchase the easement rights in the Billboard Sites pursuant to this Contract is contingent upon SELLER terminating all existing billboard leases of any part of the Property and SELLER causing any billboards or improvements associated therewith to be removed from the Property.

                  4.3 PURCHASER'S obligation to purchase the easement rights in the Billboard Sites pursuant to this Contract is contingent upon SELLER obtaining all required licenses, consents, permits, and approvals in the name of PURCHASER from the City to construct and maintain, as a legal conforming use,* a billboard *pursuant to the September 23, 1996 Pre-Annexation Agreement structure on each of the Billboard Site that meets the requirements of this Contract.

        5. TITLE EVIDENCE. SELLER has delivered to PURCHASER a title insurance commitment (the "Title Binder") issued by Commonwealth Land Title Insurance Company (the "Title Company") agreeing to issue to the PURCHASER, upon recording of the easement agreement to the PURCHASER, an ALTA Form "B" Owner's policy of title insurance (the "Title Policy") in the amount of the Purchase Price insuring the easement rights of PURCHASER to the Billboard Sites, subject only to the matters described on Exhibit "D" to this Contact (the "Permitted Exceptions"), and liens and other exceptions to be discharged by the SELLER at or before the Closing. The cost of the Title Binder, Title Policy, and search fees shall be borne by the SELLER.

         6. CONVEYANCE. The easement rights to the Billboard Sites shall be conveyed free and clear of all liens and encumbrances, save and excepting the following:

                  6.1 Taxes for the year of closing and subsequent years.

                  6.2 Applicable zoning ordinances.

                  6.3 The Permitted Exceptions.

         7. SURVEY. SELLER has delivered to the PURCHASER a copy of a survey of the Property. During the term of this Contract, the SELLER shall not allow any additional easements, encroachments, overlaps, or other matters normally shown on a survey to be erected or created without the prior written consent of PURCHASER.

         8. CLOSING.

                  8.1 The closing or settlement ("Closing") of the transaction contemplated hereby shall be held at the office of Shutts & Bowen (the "Closing Agent"), on or before January 31, 1997 (the "Closing Date"). If the Closing
Date falls on a Saturday, Sunday or legal holiday (a day when the national banks in Orange County, Florida, are closed) the Closing Date shall he the next business day thereafter.

                  8.2 SELLER shall have the right to extend the Closing Date for up to four (4) additional months. In the event SELLER elects to extend the Closing Date, the Purchase Price for the Billboard Sites shall be reduced by $15,000.00 per Billboard Site for each month in which the Closing Date is extended by SELLER pursuant to this paragraph.

         9. EXPENSES. Seller shall pay all real property taxes applicable to the Property. The SELLER shall be required to pay for the State Documentary Stamps on the easement agreement and the cost of the Title Insurance Policy. The PURCHASER shall pay for recording the easement agreement.

         10. THE SELLER'S REPRESENTATIONS AND WARRANTIES. As of the Effective Date, the Closing Date and immediately after the Closing Date (unless the representation would not be applicable immediately after the Closing Date), the SELLER represents and warrants to the PURCHASER that:

                  10.1 The SELLER owns fee simple title to the Property and the SELLER's execution, delivery and/or performance of this

Contract is not prohibited by and will not cause a default under any other agreement, covenant, document or instrument.

                  10.2 The Property consists of approximately 51.003 acres located within Orange County, Florida, and is presently zoned "Industrial - IA".

                  10.3 The Property has access to "the proposed Holden Avenue Extension", as described in and by virtue of a multi-party agreement by and among the SELLER and adjacent Property owners, which agreement is one of the Permitted Exceptions described in Exhibit "D" attached hereto. Otherwise the Property has no direct access to a dedicated public right of way other than the right of way for Holden Avenue.

                  10.4 To the best of SELLER's knowledge, there is no pending condemnation affecting the Property, or any portion thereof, and the SELLER has not received any written notice and has no knowledge that any such proceeding is contemplated other than the proposed I-4 Conroy Road Interchange.

                  10.5 The SELLER has no actual knowledge of the violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement, affecting any portion of the Property; and the SELLER has received no written notice of any such violation issued by any governmental authority.

                  10.6 To the best of SELLER'S knowledge, no work has been performed on, or materials delivered to the Property which might give rise to mechanic's, materialman's or other liens against the Property.

                  10.7 The SELLER is not prohibited from consummating the transactions contemplated in this Contract, by any law, regulation, agreement, instrument, restriction, order or judgment.

                  10.8 Except as provided on Exhibit "D" attached hereto there are no adverse parties in possession of the Property or of any part thereof, and no party has been granted any license, lease, or other right relating to the use or possession of the Property.

                  10.9 There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by the SELLER or pending against the SELLER or the Property.

                  10.10 Except as provided on Exhibit "D" attached hereto, there are no contracts or other obligations outstanding for the sale, exchange or transfer of the Property or any portion thereof.

                  10.11 There is no litigation or proceeding pending or, to the SELLER's knowledge, threatened against or relating to any portion of the Property, nor does the SELLER know or have reasonable grounds to know of any basis for any such action other than the proposed I-4 Conroy Road Interchange.

                  10.12 As of the Effective Date, no assessments for public improvements have been made against the Property that remain unpaid.

                  10.13 The SELLER is not in material violation under any permit or agreement obtained from any governmental body or agency in regards to development of the Property.

                  10.14 To the best of SELLER's knowledge, there are no violations of any environmental laws on the Property. For the purposes of this Contract, the term "Environmental Laws" shall mean all Federal, State and local laws including statutes, regulations, and requirements relating to the environmental or hazardous substances of any kind.

                  10.15 To the best of the SELLER's knowledge, no hazardous material, pollutant or contaminant has been released or discharged onto the Property or into any water body on the Property.

                  10.16 There are no commitments, agreements or representations entered into between any municipality or governmental agency and the SELLER not specifically set forth herein which may obligate the PURCHASER. The SELLER covenants that it will not make any commitment or representation, or enter any agreement with any municipality or governmental agency which would affect the Property without the prior written approval of the PURCHASER.

                  10.17 SELLER will send termination letters to all tenants with billboard leases for any portion of the Property within two (2) days from the date of this Contract.

         11. BROKER AND BROKER'S COMMISSION.

                  11.1 The SELLER warrants and represents to the PURCHASER that SELLER has not employed a real estate broker or agent in connection with the transaction contemplated hereby. SELLER hereby covenants and agrees, to indemnify the PURCHASER against any loss, liability, cost, claim, demand, damages, action, cause of action, and suit arising out of or in any manner relating to the alleged employment or use by SELLER of any real estate broker or agent in connection with this transaction.

                  11.2 The PURCHASER warrants and represents to the SELLER that PURCHASER has not employed a real estate broker or agent in connection with the transaction contemplated hereby. PURCHASER hereby covenants and agrees, to indemnify the SELLER against any loss, liability, cost, claim, demand, damages, action, cause of action, and suit arising out of or in any manner relating to the alleged employment or use by PURCHASER of any real estate broker or agent in connection with this transaction.

         12. NOTICES. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered when actually received if delivered by hand, facsimile or overnight courier (such as Federal Express) ; or, if mailed, three (3) business days after being deposited in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this section:

                  12.1 SELLER:         Southern Land Investors, Ltd.
                                       c/o Southern Land Company
                                       Attention: Michael J. Grindstaff
                                       President
                                       20 North Orange Avenue
                                       Suite 1000
                                       Orlando, Florida 32801
                                       Telephone:  (407) 423-3200
                                       Fax:  (407) 425-8316

                  12.2 PURCHASER:      Paxson Outdoor, Inc.
                                       601 Clearwater Park Road
                                       West Palm Beach, Florida 33401
                                       Telephone:   (561) 659-4122
                                       Fax:    (561) 655-9424

         13. CONDITIONS OF PURCHASER'S OBLIGATION.

                  13.1 The obligations of the PURCHASER under this Contract are subject to the satisfaction at the time of Closing of each of the following conditions (any one of which may be waived in whole or in part by the PURCHASER at or prior to Closing):

                           (a) All of the representations and warranties by the
SELLER set forth in this Contract shall be true and correct at and as of the Closing Date in all respects; provided, however, if PURCHASER has actual knowledge of the breach by SELLER of any representation or warranty and nevertheless closes this transaction, then such breach shall be deemed to have been waived.

                           (b) No representation or warranty by the SELLER
contained in this Contract shall contain any untrue statement or shall omit a material fact that causes the representation or warranty to be misleading.

                           (c) The SELLER shall have performed all covenants
agreements and conditions required by this Contract to be performed by the SELLER prior to or as of the Closing Date.

                  13.2 In the event any of the conditions set forth in subsection 13.1 are not satisfied as of the Closing Date, the PURCHASER shall have the right (in addition to all other rights and remedies available to the PURCHASER at law or equity or elsewhere in this Contract), at the PURCHASER's sole option (by written notice to the SELLER) to terminate this Contract, whereupon this Contract shall be and become null and void, and neither party shall have any further rights or obligations under this Contract.

         14. EVENTS OF CLOSING. At the Closing:

                  14.1 The SELLER shall deliver to the PURCHASER the following:

                           (a) a sign easement agreement in the form of Exhibit
"E", attached hereto duly executed and acknowledged by the SELLER, conveying to the PURCHASER the easement rights to the Billboard Sites free and clear of any lien, encumbrance or exception, except as expressly permitted hereby;

                           (b) an affidavit attesting to the absence, unless
otherwise provided for herein, of any claims of lien or potential lienors known to the SELLER and further attesting that there have been no improvements to the Property for ninety (90) days immediately preceding the Closing Date. If the Property has been improved within said time, the SELLER shall deliver releases or waivers of all mechanics' liens, executed by general contractors, subcontractors, suppliers, and materialmen, in addition to the SELLER's lien affidavit setting forth the names of all such general contractors, subcontractors, suppliers and materialmen and further reciting that in fact all bills for work to the Property which could serve as a basis for a mechanics' lien have been paid or will be paid at Closing;

                           (c) a "marked up" copy of the Title Binder for
purposes of insuring the "gap period" between the last effective date of the Title Binder and the recording of the sign easement agreement;

                           (d) the FIRPTA certificate required in Section 1445
of the Internal Revenue Code and more particularly described in Section 15;

                           (e) possession of the Billboard Sites;

                           (f) a certificate from SELLER which states that all
representations and warranties that are contained in this Contract are true and correct as of the Closing Date;

                           (g) an assignment of all of SELLER's rights under the
Annexation Agreement which relate to the Billboard Sites with the City; and

                           (h) documents evidencing and reflecting, in form and
substance satisfactory to the PURCHASER and its counsel, the authorization of the transactions herein by the SELLER and the authority of its representative to execute and deliver this Contract and the documents provided for hereunder.

                  14.2 The PURCHASER shall deliver to the Closing Agent the consideration required pursuant to Section 3 above. The purchase price shall be credited as a principal payment to the Note.

         15. REPURCHASE OF BILLBOARD SITE. In the event PURCHASER is required by applicable governmental authorities to relocate the Billboard Site that is described as Sign Easement Area No. 1 in Exhibit "B", PURCHASER shall have the right to relocate such Billboard Site to another parcel of the Property that is acceptable to PURCHASER. If PURCHASER is unable to relocate such Billboard Site to another parcel of property upon the Property, SELLER agrees to repurchase such Billboard Site from PURCHASER for a purchase price of $500,000.00 or such lower amount that PURCHASER has paid to SELLER for such Billboard Site pursuant to Section 3.3. SELLER agrees and acknowledges that the provisions of this
Section 15 shall survive the Closing and shall remain in force and effect for a period of ten (10) years from the date of this Contract.

         16. FIRPTA. Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform PURCHASER that withholding of tax is not required upon the disposition of a U.S. real property interest by the SELLER, the SELLER hereby certifies the following:

                  16.1 The SELLER is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

           16.2 The SELLER's U.S. Employer Identification Number is Applied For.

           16.3              The SELLER's office address is:

                             c/o Southern Land Company
                             Attention: Michael J. Grindstaff
                             President
                             20 North Orange Avenue
                             Suite 1000
                             Orlando, Florida 32801

The SELLER understands that this certification may he disclosed to the Internal Revenue Service by the PURCHASER and that any false statement contained herein could be punished by fine imprisonment, or both. The SELLER agrees to deliver to the PURCHASER, at Closing, a restatement of the certification of the SELLER set forth in this Section 16, updated to the Closing Date.

         17. DEFAULT BY THE PURCHASER. In the event of a default by the PURCHASER hereunder, SELLER shall be entitled to exercise any remedies available to it under applicable Florida law. PURCHASER agrees that SELLER may setoff any amounts awarded to SELLER in a final judgment by a court of competent jurisdiction against the amounts outstanding under the Note.

         18. DEFAULT BY THE SELLER. In the event of a default by SELLER hereunder, PURCHASER at its option, shall have the right seek specific performance of SELLER's obligations hereunder or to seek any other remedies available to PURCHASER under applicable Florida law.

         19. ATTORNEYS' FEES. In the event that either party finds it necessary to employ an attorney to enforce any provision of this Contract, the prevailing party shall be entitled to recover from the other party its attorneys' fees and costs incurred in connection therewith, at both trial and appellate levels; including bankruptcy proceedings, in addition to any other performances or damages to which such party may be entitled. The requirement to pay the prevailing party's attorneys' fees and costs shall survive any termination of the Contract.

         20. TIME OF ESSENCE. Time is of the essence for this Contract.

         21. ENTIRE AGREEMENT. This Contract embodies and constitutes the entire understanding of the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Contract. Neither this Contract nor any provisions hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the party against whom the enforcement of such waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in such instrument.

         22. HEADINGS. The section headings are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope or content of this Contract or any provision hereof.

         23. SURVIVING CLAUSES. The provisions of this Contract including, without limitation, SELLER's representations and warranties set forth in
Section 10 hereof shall survive Closing for a period of twelve (12) months. Except as set forth in the preceding sentences or as otherwise expressly set forth herein, no other provision of this Contract shall survive the Closing of this transaction or any termination hereof by either party as a matter of right.

         24. APPLICABLE LAW. This Contract shall be construed and interpreted in accordance with the laws of the State of Florida.

         25. ASSIGNABILITY. This Contract may not be assigned by the PURCHASER without the prior written consent of the SELLER which written consent shall not be unreasonably withheld or delayed.

         26. OFFER, ACCEPTANCE AND CONTRACT. This document shall constitute an offer by the PURCHASER that shall be open for acceptance by the SELLER until 5:
00 o'clock p.m., October 22, 1996. To accept this offer and create a binding Contract, the SELLER must, prior to the acceptance time and date set forth herein, sign this document and deliver an executed copy of it to the PURCHASER. As used herein, the phrase "Effective Date" shall mean the date this Contract is executed by the SELLER. The SELLER shall enter the date it executes the Contract on the space provided below the signature line for the SELLER and enter that date as the Effective Date at the top of the first page hereof.

         27. CONTRACT NOT TO BE RECORDED. Neither this Contract nor any memorandum hereof shall be recorded in the Public Records of Orange County, Florida.

         28. NOTICE OF DEFAULT. No default as to any provision of this Contract shall be claimed or charged by either party against the other until notice thereof is given to the defaulting party and such default remains uncured for a period of ten (10) days after the defaulting party has received such notice.

         29. COUNTERPARTS. This Contract may be executed in counterparts. The collective counterpart signatures of SELLER shall be deemed to be dated as of the latest date of execution by the individuals executing this Contract on behalf of the SELLER.

         30. COST ALLOCATION. The parties acknowledge and agree that the purchase price of the easement rights over the Billboard Sites represents a fair market valuation of such easement rights and upon conveyance of such easement rights to PURCHASER, the SELLER'S cost basis in the Property shall be reduced by the purchase price.

         IN WITNESS WHEREOF, the undersigned set their hands and seals or have caused this instrument to be executed in their name(s) as of the day and year indicated next to their signatures.

WITNESSES:                            SOUTHERN LAND INVESTORS, LTD.,
                                      a Florida limited partnership
/s/ David Singleton
-------------------------------       By:   Southern Land Company, a
Print Name:  David Singleton                Florida corporation, as
           --------------------             its general partner
/s/ James G. Willard
-------------------------------
Print Name: James G. Willard                By:
          ---------------------                -------------------------------
                                                 Michael J. Grindstaff,
                                                 as its President


                                                                          (SEAL)

                                      PAXSON OUTDOOR, INC., a
                                      Florida corporation

   /s/ David Singleton                By: /s/ William L. Watson
----------------------------------       ----------------------------------
Print Name: DAVID SINGLETON               WILLIAM L. WATSON, as its
                                         ----------------------------------
                                                  SECRETARY
                                         ----------------------------------

  /s/ James G. Willard
----------------------------------
Print Name: JAMES G. WILLARD
           -----------------------


                                                                        (SEAL)

                            THE MORTGAGED PROPERTY

    That part of Sections 8 and 9, Township 23 South, Range 29 east, Orange County, Florida, described as follows:

    Commence at the Southeast corner of Section 8, Township 23 South, Range
    29 East, and run N 89 degrees 43'15" W along the South line of the Southeast 1/4 of said Section 8 for a distance of 326.02 feet; thence run N 00 degrees 24'40" E along the West line of the East 1/4 of the Southeast 1/4 of said Section 8 for a distance of 33.00 feet to the POINT OF BEGINNING; thence run N 89 degrees 43'15" W parallel with and 33.0 feet Northerly of the South line of said Southeast 1/4 for a distance of 1672.67 feet to the Easterly Right-of-Way line of Interstate 4; thence run N 38 degrees 26'05" E along said Right-of-Way line for a distance of 3330.25 feet to the South line of the Northwest 1/4 of said Section 9; thence run S 89 degrees 42'01" E along said line for a distance of 158.92 feet; thence run S 38 degrees 26'05" W parallel with and 125.00 feet Southeasterly of said Right-of-way line for a distance of 815.50 feet to the North line of the South 684.91 feet of the Northeast 1/4 of the Southeast 1/4 of said
    Section 8; thence run S 89 degrees 47'51" E along said North line for a distance of 293.40 feet to the East line of the Southeast 1/4 of said
    Section 8; thence run S 89 degrees 37'49" E along the North line of the South 684.91 feet of the Northwest 1/4 of the Southwest 1/4 of said
    Section 9 for a distance of 94.54 feet; thence run S 00 degrees 29'15" W along the East line of the West 94.54 feet of the Northwest 1/4 of the Southwest 1/4 of said Section 9 for a distance of 706.92 feet; thence run
    N 89 degrees 37'49" W along the South line of the North 22.00 feet of the Southwest 1/4 of the Southwest 1/4 of said Section 9 for a distance of
    94.54 feet to the East line of the Southeast 1/4 of said Section 8; thence run N 89 degrees 47'51" W along the South line of the North 22.00 feet of the East 1/4 of the Southeast 1/4 of the Southeast 1/4 of said Section 8 for a distance of 262.75 feet; thence run S 00 degrees 24'40" W along the East line of the West 65.00 feet of the East 1/4 of the Southeast 1/4 of the Southeast 1/4 of said Section 8 for a distance of 690.51 feet; thence run N 89 degrees 43'15" W along the North line of the South 613.00 feet of the Southeast 1/4 of the Southeast 1/4 of said Section 8 for a distance of
    65.00 feet; thence run S 00 degrees 24'40" W along the West line of the East 1/4 of the Southeast 1/4 of the Southeast 1/4 of said Section 8 for a distance of 580.00 feet to the POINT OF BEGINNING.

    Containing 51.003 acres more or less and being subject to any rights-of-way, restrictions and easements of record.


TOGETHER WITH THE EASEMENT RIGHTS DESCRIBED IN THE FOLLOWING DESCRIBED
DOCUMENTS:

         1. That certain Holden Avenue Extension, Declaration of Road Easements, Covenants and Conditions, dated September 24, 1991 and recorded in Official Records Book 4328, at Page 4655, of the Public Records of Orange County, Florida; as amended by that certain


                                 EXHIBIT "A"
                                 Page 1 of 2

                             THE MORTGAGED PROPERTY

Holden Avenue Extension Amendment to Declaration of Road Easements, Covenants and Conditions, dated November 19, 1991 and recorded in Official Records Book 4349, at Page 3994, of the Public Records of Orange County, Florida (collectively "Holden Avenue Extension Agreement");

         2. That certain Declaration of Road Easements, Covenants and Conditions, dated November 19, 1991 and recorded in Official Records Book 4349, at Page 4037, of the Public Records of Orange Florida the "Access Road Easement Agreement"), and

         3. That certain Grant of Air Rights Easement dated October 21, 1996 by Orlando Utilities Commission and the City of Orlando in favor of Southern Land Investors, Ltd., and recorded simultaneously herewith (the "Air Rights Easement Agreement") over the following described property:

         That part of the Northwest 1/4 of Section 9, Township 23 South, Range 29 East, Orange County, Florida, described as follows:

         Commence at the Southwest corner of the Norhtwest 1/4 of said Section 9 and run N 89 degrees 22'01" E along the South line of said Northwest 1/4 for a distance of 49.40 feet to the Easterly Right-of-Way line of Interstate 4 and the POINT OF BEGINNING; thence continue N 89 degrees 22'01" E along said South line for a distance of 90.00 feet; thence run N 00 degrees 37'59" W for a distance of 114.66 feet to said Easterly Right-of-Way line; thence run S 37 degrees 29'43" W along said Right-of-Way line for a distance of 145.77 feet to the POINT OF BEGINNING.


                                   EXHIBIT "A"

                                 EXHIBIT "B"



                             SIGN EASEMENT AREA #1
                               (Revised 10/14/96)

DESCRIPTION:

That part of Section 8, Township 23 South, Range 29 East, Orange County, Florida, describes as follows:

Commence at the Southeast corner of Section 8, Township 23 South, Range 29 East, and run N 89 degrees 43'15" W along the South line of the Southeast 1/4 of said
Section 8 for a distance of 326.02 feet; thence run N 00 degrees 24'40" E along the West line of the East 1/4 of the Southeast 1/4 of the Southeast 1/4 of said
Section 8 for a distance of 33.00 feet; thence run N 89 degrees 43'15" W parallel with and 33.00 feet Northerly of the South line of said Southeast 1/4 for a distance of 1672.67 feet to the Easterly Right-of-Way line of Interstate 4; then run N 38 degrees 26'05" E along said Right-of-Way line for a distance of 330.39 feet; thence run S 51 degrees 33'55" E for a distance of 26.00 feet to the POINT OF BEGINNING; thence continue S 51 degrees 33'55" E for a distance of 10.00 feet; thence run N 38 degrees 26'05" E for a distance of 10.00 feet; thence run N 51 degrees 33'55" W for a distance of 10.00 feet; thence run S 38 degrees 26'05" W for a distance of 10.00 feet to the POINT OF BEGINNING.

Containing 100 square feet and being subject to any rights-of-way, restrictions and easements of record.

                            SIGN EASEMENT AREA #2
                              (Revised 10/14/96)


DESCRIPTION:

That part of Section 8, Township 23 South, Range 29 East, Orange County, Florida, described as follows:

Commence at the Southeast corner of Section 8, Township 23 South, Range 29 East, and run N 89 degrees 43'15" W along the South line of the Southeast 1/4 of said Section 8 for a distance of 326.02 feet; thence run N 00 degrees 24'40" E along the West line of the East 1/4 of the Southeast 1/4 of the Southeast 1/4 of said Section 8 for a distance of 33.00 feet; then run N 89 degrees 43'15" W parallel with and 33.00 feet Northerly of the South line of said Southeast 1/4 for a distance of 1672.67 feet to the Easterly Right-of-Way line of Interstate 4; thence run N 38 degrees 26'05" E along said Right-of-Way line for a distance of 1830.39 feet; thence run S 51 degrees 33'55" E for a distance of 26.00 feet to the POINT OF BEGINNING; thence continue S 51 degrees 33'55" E for a distance of 10.00 feet; thence run N 38 degrees 26'05" E for a distance of 10.00 feet; thence run N 51 degrees 33'55" W for a distance of
10.00 feet; thence run S 38 degrees 26'05" W for a distance of 10.00 feet to the POINT OF BEGINNING.

Containing 100 square feet and being subject to any rights-of-way, restrictions and easements of record.

                             SIGN EASEMENT AREA #3
                               (Revised 10/14/96)


DESCRIPTION:

That part of Section 9, Township 23 South, Range 29 East, Orange County, Florida, described as follows:

Commence at the Southeast corner of Section 8, Township 23 South, Range 29 East, and run N 89 degrees 43'15" W along the South line of the Southeast 1/4 of said Section 8 for a distance of 326.02 feet; thence run N 00 degrees 24'40" E along the West line of the East 1/4 of the Southeast 1/4 of the Southeast 1/4 of said Section 8 for a distance of 33.00 feet; thence run N 89 degrees 43'15" W parallel with and 33.00 feet Northerly of the South line of said Southeast 1/4 for a distance of 1672.67 feet to the Easterly Right-of-Way line of Interstate 4; thence run N 38 degrees 26'05" E along said Right-of-Way line for a distance of 3330.25 feet; thence run S 51 degrees 33'55" E for a distance of
26.00 feet to the POINT OF BEGINNING; thence continue S 51 degrees 33'55" E for a distance of 10.00 feet; thence run N 38 degrees 26'05" E for a distance of
10.00 feet; thence run N 51 degrees 33'5" W for a distance of 10.00 feet; thence run S 38 degrees 26'05" W for a distance of 10.00 feet to the POINT OF BEGINNING.

Containing 100 square feet and being subject to any rights-of-way, restrictions and easements of record.

                                 EXHIBIT "C"

         A tri-vision double faced billboard that will have a face of 10.5 feet by 36 feet. Each such billboard structure shall be 30 feet height and shall be supported by a monopole with a 30 inch diameter.

                                   EXHIBIT "D"

1. Declaration of Road Easements, Covenants, and Conditions recorded September 24, 1991, in Official Records Book 4328, Page 4655, as amended by that certain Amendment to Declaration of Road Easements, Covenants, and Conditions recorded December 2, 1991, in Official Records Book 4349, Page 3994, all of the Public Records of Orange County, Florida.

2. Lease Agreement dated June 15, 1992 between Robert Anderson, Trustee, and POA Acquisitions Corporation, with Addendum to Lease and also letter agreement dated June 15, 1992 attached thereto.

3. Sign Location Lease dated June 7, 1991 between Robert T. Anderson, Trustee, and Whiteco Metrocom.

4 Existing drainage well facility immediately East of I-4 and near the Southwest corner of the land described in aforesaid Exhibit A.

5. Memorandum of Agreement dated May 5, 1987 and filed May 5, 1987, in Official Records Book 3884, Page 3953, Public Records of Orange County, Florida; which refers to an unrecorded Agreement dated May 5, 1987, between the Bond Group and the Anderson Group, as said Groups are described therein, as amended by that certain Agreement (including Easement and Restrictive Covenants) by and between the Bond Group (as defined therein) and Southern Land Investors, ltd., to be entered into at closing.

6.       Right of Way for Holden Avenue.

7. Declaration of Road Easements, Covenants, and Conditions recorded December 2, 1981 in Official Records Book 4349, Page 4037, Public Records of Orange Country, Florida.

The following pertain only to the easement lights described in the Holden Avenue Extension Agreement:

8. Reservations in favor of Board of Education of the State of Florida, as contained in instrument, dated October 2, 1925, recorded December 17, 1925 in Deed Book 298, Page 507 of the Public Records of Orange County, Florida (only as to the "Belam Parcel", as described in the Holden Avenue Extension Agreement).

9. Right of Way Agreement in favor of the County of Orange recorded February 5, 1957 in Deed Book 197, Page 67, Public Records of Orange County, Florida (only as to the "Godbold Parcel", as described in the Holden Avenue Extension Agreement).

10. Easement Agreement by and between Wesco, a Florida general partnership, and John E. Florence and Peggy D. Florence, his wife recorded March 29, 1973 in Official Records Book 2389, Page 25 and amended by amendment recorded in Official Records Book 4217, Page 3804, Public Records of Orange County, Florida (Note: release from easement recorded in Official Records Book 3675, Page 1619) (only as to the "Wesco Parcel", as described in the Holden Avenue Extension Agreement).

11. Right of Way Agreement in favor of the County of Orange recorded October 30, 1956 in Official Records Book 159, Page 601, Public Records of Orange County, Florida (only as to the "Bond Group Parcel", as described in the Holden Avenue Extension Agreement).

12 Easement contained in Warranty Deed recorded May 18, 1987 in Official Records Book 3887, Page 2764, partially released by the Quit Claim Deed recorded in official Records Book 4145, Page 2702, Public Records of Orange County, Florida (only as to the "Bond Group Parcel", as described in the Holden Avenue Extension Agreement).

13. Easement recorded December 28, 1989 in Official Records Book 4145, Page 2707, Public Records of Orange County, Florida (only as to the "Bond Group Parcel", as described in the Holden Avenue Extension Agreement).

                                   EXHIBIT "E"

PREPARED BY AND RETURN TO:
RICHARD D. ECKHARD, ESQUIRE
HOLLAND & KNIGHT
P.O. BOX 1288
TAMPA, FLORIDA 33601-1288

                           SIGN EASEMENT AGREEMENT

        SIGN EASEMENT AGREEMENT ("Agreement") made and entered into as of this _______ day of October, 1996, by and between SOUTHERN LAND INVESTORS, LTD., a Florida Limited Partnership ("Grantor") and PAXSON OUTDOOR, INC., a Florida corporation ("Grantee").

                             W I T N E S S E T H:

        WHEREAS, Grantor is the owner of certain land located in Orange County, Florida, contiguous to the southeasterly right-of-way of Interstate 4 and more particularly described on the attached Exhibit "A" (the "Property"); and

        WHEREAS, Grantor desires to convey to Grantee the perpetual right to construct, operate and maintain three (3) outdoor sign structures on portions of the Property in accordance with the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

         1. Grant of Easement. Grantor hereby grants and conveys to Grantee an exclusive, perpetual easement for outdoor sign purposes over and across those certain three (3) sign easement areas (the "Easement Area (s)") more particularly described in the attached Exhibit "B" and depicted on the sketch attached hereto as Exhibit "C". Grantor hereby covenants and warrants that the Easement Areas are free from all encumbrances, subject only to those matters set forth on attached Exhibit "D", that lawful seisin of title and good right to convey the Easement Areas are vested in Grantor, and that Grantor hereby fully warrants the title to the Easement Areas and will defend the same against the claims of all persons claiming by, through or under Grantor.

         2. Use of Easement Areas. Each Easement Area may be used only for the construction, maintenance and operation of one (1) monopole outdoor advertising sign (or other sign structure) and other outdoor advertising uses generally prevalent in the industry given changes in technology over time, as reasonably determined by Grantor

                  (collectively, "Outdoor Advertising Use") , and other income producing ancillary uses which do not materially and substantially alter the appearance of the sign structure or unreasonably and adversely affect the Property, including without limitation, cellular or wireless antennas mounted on the sign structure, and for no other purpose.

         3.       Improvements and Alterations.

                  A. Grantee, at its sole expense, shall construct and provide all improvements, including sign structures, antennas mounted on the sign structure and facilities, as well as utilities, required to operate the Easement Areas for their intended purposes. All such signs, utilities and other improvements shall hereinafter be called the "Improvements".

                  B. Prior to construction or substantial alteration requiring a building permit, Grantor shall have the right to approve design and construction plans for the Improvements, which approval shall not be unreasonably denied, delayed or conditioned. Grantor's failure to advise Grantee in writing of the specific grounds for its denial of such approval within fifteen (15) days after receipt of design and construction plans shall be conclusively deemed Grantor's approval of such plans.

                  C. All Improvements shall be constructed, completed, operated and maintained by Grantee in a good and workmanlike manner, and shall at all times be in compliance with all material requirements of applicable laws, ordinances and regulations of any local, state or federal agency having jurisdiction thereof.

                  D. All Improvements constructed within the Easement Areas shall be the property of Grantee.

                  E. Grantee shall indemnify, defend and save Grantor harmless from and against any and all costs, damages, claims and liabilities, including reasonable attorneys' fees, incurred in connection with the construction or alteration of any Improvements. Grantee shall specifically indemnify and save Grantor harmless from and against all mechanic's liens or similar claims by any person claiming through or under the Grantee. Under no circumstance shall the fee interest of the Grantor be subjected to any claim or expense resulting from Grantee's construction of the Improvements.

         4. Easements for Air Rights, Access and Utilities. Grantor hereby grants and conveys to Grantee, for the benefit of the Easement Areas, the following nonexclusive, perpetual easements over and across the Property:

                  A. An easement and right for each sign structure or other portion of Improvements located within an Easement Area to overhang and encroach into the air rights of the adjoining Property.

                  B. An easement for vehicular ingress and egress across the Property to and from the Easement Areas from a dedicated public roadway for construction, operation and maintenance of the Improvements.

                  C. An easement across and under the Property for the installation and maintenance by Grantee, at its sole cost, of underground power lines and other underground utilities or services necessary or desirable for operation of the Improvements to service the Easement Areas.

                  D. An easement and right to trim trees and other foliage located on the Property to create and maintain visibility of the sign structures within the Easement Areas from Interstate 4 and Conroy Road on and off ramps. Any such tree removal or trimming shall be at Grantee's expense and pursuant to all necessary governmental approvals.

         Upon development and/or redevelopment of the Property, Grantor reserves the right to restrict said vehicular ingress and egress easement and underground utility line easement to a reasonably located and specifically described portion of the Property, and Grantor may, in such event, amend this Agreement by unilaterally recording an amendment showing the precise location of said vehicular ingress and egress easement and underground utility line easement to the Easement Areas. In the event that such relocation of the underground utility line easement requires removal of existing utility lines and installation of new utility lines within the relocated easement, such removal and installation of utility lines shall be at Grantor's sole cost, and without material interruption of such utilities to the Easement Areas. Under no circumstances shall such ingress and egress easement or underground utility line easement encroach upon any buildings or other structural improvements placed upon the Property from time to time.

         5. Visibility. Grantor shall not construct, operate or maintain any structure, vegetation or other improvement which would block or impair the visibility of the sign Improvements from Interstate 4 or the Conroy Road on or off ramps.

         6. Repairs and Maintenance. Grantee, at its sole expense, shall maintain the Easement Areas and all Improvements therein and shall keep them safe, neat, clean and in good order, condition and repair.

         7. Compliance with Laws. Grantee shall comply in all material respects with all laws, statutes, ordinances and rules established by local, state or federal governmental agencies affecting the Easement Areas or the Improvements.

         8. Taxes and Assessments. Grantee shall be solely responsible for all taxes of any nature assessed by the taxing authority upon the Improvements or the Easement Areas, including sales taxes and real estate taxes. It is the intent of the parties that Grantee shall be solely liable for all assessments and taxes resulting from the construction and operation of the Improvements within the Easement Areas.

         9. Insurance. Grantee shall at all times maintain commercial general public liability and property damage insurance against claims for personal injury, death or property damage occurring on or in the Easement Areas, with a combined single limit of not less than Two Million Dollars ($2,000,000). Grantee shall increase the foregoing coverage amount from time to time as Grantor may reasonably require, not to exceed insurance limits typically maintained by owners of comparable Improvements. All policies of insurance hereby required shall name Grantor as an additional insured and shall not be canceled without at least ten (10) days prior written notice to Grantor. All insurance shall be provided by insurers licensed to do business in the State of Florida. Grantee shall deliver to Grantor certificates of such insurance on the annual anniversary of this Agreement.

         10. Indemnification. To the extent (and only to the extent) of contractual liability coverage under liability policies maintained by Grantee, Grantee shall indemnify, defend and save Grantor harmless from and against all claims, suits, actions, damages, liabilities and expenses in connection with loss of life, bodily or personal injury or property damage occurring on or arising from or out of Grantee's use or occupancy of the Easement Areas or any part of the Property, or occasioned wholly or in part by any act or omission of Grantee, its agents, servants, officers or invitees, whether occurring in or about the Easement Areas or the Property. The foregoing obligation to indemnify includes reasonable attorneys' fees and costs and all other reasonable costs, expenses and liabilities incurred by Grantor with respect to any claim or cause of action related to the Easement Areas or Improvements.

         11. Development of Property. Grantee acknowledges that Grantor intends to develop the Property for such uses as may be legally permitted. Accordingly, Grantee shall cooperate with Grantor, at no cost to Grantee, to reasonably accommodate the Property development plans of Grantor, provided that such plans do not adversely affect the rights of Grantee under this Agreement. Grantor shall not develop or use the Property in a way which will cause the non-compliance of Grantee's permitted use of the Easement Areas with any local, state or federal laws, statutes, ordinances, or rules.

         12. Relocation of Easement Area #1. Within ninety (90) days after written notice from the City of Orlando, the parties agree to relocate Easement Area #1 easterly to a point east of and contiguous to the right-of-way of the proposed I-4 on-ramp currently designed as part of the planned I-4/Conroy Road interchange on the land on which Easement Area #1 is currently located. The cost of relocation of the Improvements to the relocated Easement Area #1 shall be evenly divided between the Grantor and Grantee. Upon such relocation, the parties shall amend this Agreement to reflect the relocated Easement Area #1. If Grantor receives no condemnation award or other consideration in connection with the transfer of the right-of-way for the I-4/Conroy Road interchange to the pertinent governmental authority, then Grantee shall have no right to an award or other consideration in connection the loss of Easement Area #1.

         13. Holden Avenue Construction. Grantor warrants that Grantee shall not be deemed an "Owner" under the Holden Avenue Declaration of Road Easements, Covenants and Conditions made September 24, 1991, recorded in Official Record Book 4328, Page 4655, modified by amendments recorded in Official Record Book 4349, Page 3994, and Official Record Book 4349, page 4037, all of the Public Records of Orange County, Florida. Grantor shall indemnify, defend and hold Grantee harmless from and against any claim for contribution to the cost of design or construction of Holden Avenue asserted under such instruments.

         14. Notices. All notices, demands or other communications permitted or required to be given hereunder shall be in writing and shall be delivered either (i) mailed postage prepaid by certified or registered mail, return receipt requested, (ii) by hand delivery, or (iii) overnight delivery by a recognized national courier service, addressed to the parties at the following addresses:

         To Grantor:     Southern Land Investors, Ltd.
                         c/o Southern Land Company
                         Attention: Michael J. Grindstaff, President
                         20 North Orange Avenue,
                         Suite 1000
                         Orlando, Florida 32801
                         Phone: 407/423-3200
                         Fax: 407/425-8316

         To Grantee:     Paxson Outdoor, Inc.
                         c/o John L. Jennings, III
                         1460 33rd Street
                         Orlando, Florida 32339
                         Phone: 407/425-2917
                         Fax: 407/425-2264

         or such other addresses as may be requested by the parties from time to time pursuant to written notice in accordance with this paragraph.

         15. Successors and Assigns. The rights and obligations of the parties hereunder shall run with the Easement Areas and the Property and shall be binding upon the Grantor and Grantee, their successors and assigns.

         16. General Matters. This Agreement shall be construed in accordance with the laws of the State of Florida. In the event of any action or proceeding by either Grantor or Grantee to enforce its respective rights hereunder, the unsuccessful party agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees, both at trial and on appeal or in any bankruptcy proceeding.

         IN WITNESS WHEREOF, Grantor and Grantee have executed this Agreement as of the day and year first above written.

WITNESSES:                          SOUTHERN LAND INVESTORS, LTD.,
                                    a Florida Limited Partnership

                                    By: SOUTHERN LAND COMPANY, a
                                    Florida corporation, its
                                    sole General Partner

                                    By:
                                       ------------------------------
                                       Michael J. Grindstaff,
                                       President

-----------------------------
(signed name of witness one)

-----------------------------
(printed name of witness one)

-----------------------------
(signed name of witness two)

-----------------------------
(printed name of witness two)


                                    PAXSON OUTDOOR, INC., a
                                    Florida corporation

                                    By:
                                       ------------------------------

-----------------------------
(signed name of witness one)

-----------------------------
(printed name of witness one)

-----------------------------
(signed name of witness two)

-----------------------------
(printed name of witness two)

STATE OF FLORIDA

COUNTY OF ORANGE

         The foregoing instrument was acknowledged before me this _________ day of _____, 1996 by MICHAEL J. GRINDSTAFF, President of SOUTHERN LAND COMPANY, a Florida corporation, on behalf of the corporation, as sole General Partner of SouthernLand Investors, Ltd., a Florida Limited Partnership, on behalf of the Limited Partnership. He/She is personally known to me or has produced _________ as identification and who did (did not) take an oath.


                                      ----------------------------------
                                      NOTARY PUBLIC

                                      ----------------------------------
                                      Typed or Printed Name of Notary

                                      My commission expires:

                                      Serial No., if any:
                                                          --------------

STATE OF FLORIDA    )
                    )
COUNTY OF ORANGE    )

         The foregoing instrument was acknowledged before me this ___ day of ______, 1996 by __________ of PAXSON OUTDOOR, INC., a Florida corporation, on behalf of the corporation. He/She is personally known to me or has produced __________ as identification and who did (did not) take an oath.


                                      -------------------------------
                                      NOTARY PUBLIC

                                      -------------------------------
                                      Typed or Printed Name of Notary

                                      My commission expires:

                                      Serial No., if any:
                                                         -----------